Exhibit 10.11

Turbogen Ltd.

2020 SHARE Incentive PLAN

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in Section 2 hereof.

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION

1.1.	Purpose. The purpose of this 2020 Share Incentive Plan (the “Plan”) is to afford an incentive to employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable (collectively, the “Service Providers”) to Turbogen Ltd. (the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company, to continue as Service Providers, to increase their efforts on behalf of the Company or Affiliate and to promote the success of the Company’s business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the grant of Options, Shares, restricted Shares awards (“Restricted Shares”) and other Share-based awards pursuant to the Plan.

1.2.	Types of Awards. The Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(i)	pursuant and subject to the provisions of Section 102 of the Ordinance, including without limitation the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 (the “Rules”) or such other rules published by the Israeli Income Tax Authorities (the “ITA”) from time to time (such Awards, “102 Awards”). 102 Awards may either be granted to a Trustee or without a Trustee;

(ii)	pursuant to Section 3(i) of the Ordinance (such Awards, “3(i) Awards”);

(iii)	options issued under other tax regimes;

(iv)	Restricted Shares;

(v)	other share-based Awards pursuant to Section 10 hereof;

In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, the Plan contemplates issuances to Grantees in other jurisdictions with respect to which the Committee is empowered to make the requisite adjustments in the Plan and set forth the relevant conditions in the Company’s agreement with the Grantee in order to comply with the requirements of the tax regimes in any such jurisdictions.

The Plan contemplates the issuance of Awards by the Company, both as a private company and as a publicly traded company.

1.3.	Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Award granted to a Grantee, the provisions of such law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

2.	DEFINITIONS.

2.1.	Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to that it as amended from time to time and shall include any successor law, (iii) reference to a person shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (v) all references herein to Sections shall be construed to refer to Sections to this Plan.

2.2.	Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.2.1.	“Affiliate” shall mean an affiliate of, or person affiliated with, a specified person or company or other trade or business that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For the purpose of Awards granted pursuant to Section 102 shall mean also an “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.2.	“Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.2.3.	“Award” shall mean any Restricted Share, Option, Share, or any other Share-based award, granted to a Grantee under the Plan and any share issued pursuant to the exercise thereof.

2.2.4.	“Board” shall mean the board of directors of the Company, as appointed from time to time.

2.2.5.	“Committee” shall mean a committee established by the Board to administer the Plan (or, in the absence of such a Committee, the Board).

2.2.6.	“Companies Law” shall mean the Israeli Companies Law-1999 and the regulations promulgated thereunder, all as amended from time to time.

2.2.7.	“Controlling Shareholders” shall have the meaning set forth in Section 32(9) of the Ordinance.

2.2.8.	“Disability” shall mean the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

2.2.9.	“Employee” shall mean a person who is employed by the Company or any of its Affiliates, including, for the purpose of Section 102, an individual who is serving as an “office holder” as defined under the Companies Law, but excluding any Controlling Shareholder.

2.2.10.	“Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof.

2.2.11.	“Exercise Price” shall mean the exercise price for each Share covered by an Option.

2.2.12.	“Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Shares are principally traded for the last preceding date on which there was a sale of such Shares on such exchange; or (ii) if the Shares are then traded in an over-the-counter market, the last reported price per Share on such market on the last preceding date on which there was a sale of such Share, or if such price is not available, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; (iii) if the Shares are not then listed on a securities exchange or market or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination (which may be the ‘Black-Scholes’ model or any other method), and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable. The Committee may maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or national market system, the Committee shall determine the appropriate exchange or system for the purpose of determination of Fair Market Value.

2.2.13.	“Grantee” shall mean a person who receives a grant of Award under the Plan, and who at the time of grant is a Service Provider of the Company or any Affiliate thereof.

2.2.14.	“Non-Employee” shall mean a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.2.15.	“Options” shall mean all options to purchase Shares granted as 102 Awards, 3(i) Awards, as well as options to purchase Shares issued under other tax regimes.

2.2.16.	“Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations, rules, orders or procedures promulgated thereunder, all as amended from time to time.

2.2.17.	“Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.2.18.	“Retirement” shall mean a Grantee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates.

2.2.19.	“Securities Act” shall mean the US Securities Act of 1933, as amended.

2.2.20.	“Shares” shall mean ordinary shares of the Company, par value NIS 0.01,or shares of such other class of shares of the Company as shall be designated by the Board in respect of the relevant Award, all as shall be adjusted in accordance with Section 13 of the Plan (if applicable).

2.2.21.	“Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.2.22.	“Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Awards and/or Shares (and, in relation with 102 Awards, approved by the Israeli tax authorities), if so appointed.

2.3.	Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
“102 Awards”	1.2(i)
“102 Capital Gains Track Awards”	7.1
“102 Non-Trustee Awards”	7.2
“102 Ordinary Income Track Awards”	7.1
“102 Trustee Awards”	7.1
“3(i) Awards”	1.2(ii)
“Cause”	6.6.3
“Company”	1.1
“Effective Date”	25.1
“Election”	7.2
“Eligible 102 Grantees”	4.2
“ITA”	1.2(i)
“Market Stand-Off”	17.1
“Merger/Sale”	13.3
“Option Agreement”	6
“Plan”	1.1
“Required Holding Period”	7.4
“Restricted Period”	9.3
“Restricted Share Agreement”	9
“Restricted Shares”	1.1
“Rules”	1.2(i)
“Service Provider(s)”	1.1
“Successor Corporation”	13.3.1
“Withholding Obligations”	19.4

3.	ADMINISTRATION.

3.1.	The Plan shall be administered by the Board. However, the Board may by a unanimous vote, delegate the power to administer the Plan, in whole or in part, to the extent permitted by Applicable Law, to the Committee. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. To the extent that the Board has not delegated powers to the Committee, as set forth above, all references herein to the Committee shall be deemed to be references to the Board.

3.2.	Subject to the terms and conditions of this Plan and any mandatory provisions of Applicable Law, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:

3.2.1.	eligible Grantees;

3.2.2.	grants of Awards and setting the terms and provisions of award agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award;

3.2.3.	the time or times at which Awards shall be granted;

3.2.4.	the schedule and conditions on which Awards may be exercised;

3.2.5.	the Exercise Price;

3.2.6.	to interpret the Plan;

3.2.7.	prescribe, amend and rescind rules and regulations relating to and for carrying out the Plan, as it may deem appropriate;

3.2.8.	the Fair Market Value of the Shares;

3.2.9.	the tax track (capital gains track, ordinary income track or any other track available under Section 102 of the Ordinance) for the purpose of 102 Awards; and

3.2.10.	any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and any Award thereunder.

3.3.	Grants of Awards shall be made pursuant to written notice to Grantees setting forth the terms of the Award. Such notice shall designate the type of Award as one of the following: (i) a 102 Award granted to a Trustee (either as a 102 Award (capital gain track) with Trustee or a 102 Award (ordinary income track) with Trustee); (ii) a 102 Award without a 102 Trustee; (iii) a 3(i) Award; or (iv) any other type of Award.

3.4.	Subject to the mandatory provisions of Applicable Law, the grant of any Award, whether by the Committee or the Board, shall be deemed to include an authorization of the issuance of Shares upon the due exercise thereof.

3.5.	The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed in various jurisdictions to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the Plan but without amending the Plan.

3.6.	The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having an exercise price different than provided in the Award so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan or to set a new exercise price for the same Award different than that previously provided in the Award.

3.7.	All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan, unless otherwise determined by the Board. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.8.	Each member of the Board and the Committee shall be indemnified and held harmless by the Company against any cost or expense (including fees of counsel) reasonably incurred by him/her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the articles of association of the Company, any agreement, any vote of share or disinterested directors, or otherwise.

4.	ELIGIBILITY.

4.1.	Awards may be granted to Service Providers of the Company and any Affiliate thereof, taking into account the qualification under each tax regime pursuant to which such Awards are granted. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

4.2.	Subject to Applicable Law, 102 Awards may not be granted to Controlling Shareholders and may only be granted to Employees, including officers and directors, of the Company or any Affiliate thereof, who are Israeli residents (“Eligible 102 Grantees”). Awards to Eligible 102 Grantees in Israel shall be 102 Awards. Eligible 102 Grantees may receive only 102 Awards, which may either be grants to a Trustee or grants under Section 102 without a Trustee. Unless otherwise permitted by the Ordinance and the Rules, no 102 Awards to a Trustee may be granted until the expiration of thirty (30) days after the requisite filings under the Ordinance and the Rules have been appropriately made with the ITA.

4.3.	The Awards and underlying Shares are extraordinary, one-time benefits granted to the Grantees, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under Applicable Law.

4.4.	Subject to Applicable Law, Non-Employees who are Israeli residents and are not Eligible 102 Grantees may only be granted 3(i) Awards under this Plan.

5.	SHARES.

If any outstanding Award under the Plan should, for any reason, expire, be canceled or be forfeited without having been exercised in full the Shares allocable to the unexercised, canceled or terminated portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan. The Board may, subject to any other approvals required under any Applicable Law, increase or decrease the number of Shares to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company (to the extent permitted pursuant to any Applicable Law) or by a Trustee appointed by the Board under the relevant provisions of the Ordinance or any other Applicable law. Any of such Shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.	TERMS AND CONDITIONS OF OPTIONS, AND 102 AWARDS.

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee or a written notice delivered by the Company and accepted by the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

6.1.	Number of Shares. Each Option Agreement shall state the number of Shares covered by the Option.

6.2.	Type of Option. Each Option Agreement shall specifically state the type of Award granted thereunder and whether it constitutes an 102 Award and the relevant track, 3(i) Award, or otherwise.

6.3.	Exercise Price. Each Option Agreement shall state the Exercise Price, which shall be equal to the amount determined by the Committee or the Board, as the case may be. In no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable. The Exercise Price shall also be subject to adjustment as provided in Section 13 hereof.

6.4.	Manner of Exercise. An Option may be exercised, as to any or all Shares as to which the Option has become exercisable, by written notice delivered in person or by registered mail to the Company, specifying the number of Shares with respect to which the Option is being exercised, along with payment of the Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either (i) in cash; (ii) if the Company’s shares are publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee; or (iii) in such other manner as the Committee shall determine, which may include procedures for cashless exercise or for payment with a full-recourse promissory note. The foregoing notwithstanding, no Option shall be exercisable unless the Grantee (a) has delivered an executed copy of the Share Option Agreement to the Company; or (b) otherwise agrees to be bound by the terms of the Share Option Agreement.

6.5.	Term and Vesting of Options. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee. To the extent permitted under Applicable Law, the Committee shall have the authority to determine and amend the vesting schedule and accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Option Agreement, and subject to Sections 6.6 and 6.7 hereof, Options shall vest and become exercisable under the following schedule: twenty five percent (25%) of the Shares covered by the Option, on the first anniversary of the date on which such Option is granted, provided that the Grantee remains continuously employed by or in the service of the Company or its Subsidiary, Parent or Affiliate for that one year, and six point twenty five percent (6.25%) of the Shares covered by the Option at the end of each subsequent three (3) month period, provided that the Grantee remains continuously employed by or in the service of the Company or its Subsidiary, Parent or Affiliate for that three (3) month period over the course of the following three (3) years of continued employment by or service for the Company or its Subsidiary, Parent or Affiliate. The Option Agreement may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be ten (10) years from the date of grant of the Option unless otherwise determined by the Committee, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof. At the expiration of the Exercise Period, all unexercised Options shall become null and void.

6.6.	Termination.

6.6.1.	Except as provided in this Section 6.66.7 and in Section 6.7 hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, officer, consultant, advisor or supplier relationship with the Company or a Subsidiary, Parent or Affiliate thereof, and unless the Grantee has remained continuously so employed or in the director, officer, supplier, consultant, or advisor relationship since the date of grant of the Option. In the event that the employment or director, officer or consultant, advisor or supplier relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, (including without limitation pursuant to Section 6.5 above), be exercised within up to ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe) and in any event, prior to the lapse of ten (10) years from the date of grant of such Awards; provided, however, that if the Company (or its Subsidiary, Parent or Affiliate, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if following the Grantee’s termination of employment, circumstances arise or are discovered with respect to the Grantee that would have constituted Cause for termination of his or her employment or service, all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on which such circumstance arise or are discovered, as the case may be) unless otherwise determined by the Committee.

6.6.2.	In the case of a Grantee whose principal employer is a Subsidiary, Parent or Affiliate of the Company, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be a Subsidiary, Parent or Affiliate of the Company. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may be exercisable. For the purpose of this section 6.6, the date of termination of employment or service, shall be the date that notice of termination is provided by either the Company or the Grantee, as the case may be.

6.6.3.	For purposes of this Plan, the term “Cause” shall mean any of the following: (a) fraud, embezzlement or felony or similar act by the Grantee; (b) an act of moral turpitude by the Grantee, or any similar act, to the extent that such act causes significant injury to the reputation, business or business relationship of the Company (or a Subsidiary, Parent or Affiliate of the Company, when applicable); (c) any material breach by the Grantee of an agreement between the Company or any Subsidiary, Parent or Affiliate thereof and the Grantee (including material breach of confidentiality, non-competition or non-solicitation covenants); (d) any refusal to carry out a reasonable directive of the CEO, Board or the Grantee’s direct supervisor which involves the business of the Company or any of its Subsidiary, Parent or Affiliate and was capable of being lawfully performed; (e) any breach of the Grantee’s fiduciary duties or duties of care towards the Company or any of its Subsidiaries, Parent or Affiliates; or (f) any circumstances that constitute grounds for termination for cause under the Grantee’s employment, consulting or service agreement with the Company or Subsidiary, Parent or Affiliate thereof, to the extent applicable.

6.7.	Death, Disability or Retirement of Grantee. If a Grantee shall (i) die while: (A) employed by, or performing service for, the Company or a Subsidiary, Parent or Affiliate, or (B) within the ninety (90) days period after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof); or (ii) if the Grantee’s employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms), be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe), and in any event, prior to the lapse of ten (10) years from the date of grant of such Awards. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the ninety (90) days period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8.	Other Provisions. The Option Agreement evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, at or after the date of grant, including without limitation, provisions in connection with the restrictions on transferring the Awards, which shall be binding upon the Grantees and other terms and conditions as the Committee shall deem appropriate.

6.9.	Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Grantee, impair the Grantee’s rights or increase the Grantee’s obligations under such Option.

6.10.	102 Awards. The terms of this Section 6 shall apply mutatis mutandis to all 102 Awards.

7.	102 AWARDS.

7.1.	Awards granted pursuant to this Section 7 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either: (a) Section 102(b)(2) thereof as capital gains track awards (“102 Capital Gains Track Awards”); or (b) Section 102(b)(1) thereof as ordinary income track options (“102 Ordinary Income Track Awards”, together with 102 Capital Gains Track Awards, a “102 Trustee Awards”). A 102 Trustee Awards shall be granted subject to the following special terms and conditions contained in this Section 7, the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

7.2.	The Company may grant only one type of 102 Trustee Award at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any bonus shares received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the passage of at least twelve (12) months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (a “102 Non-Trustee Awards”).

7.3.	Each 102 Trustee Award will be deemed granted on the date stated in a written notice to be provided by the Company, provided that: (i) within the period prescribed in the Ordinance the Company has provided such notice to the Trustee; and (ii) on or before such date the Grantee has signed all documents required pursuant to Applicable Law and under the Plan.

7.4.	Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, Restricted Shares and any rights granted thereunder, including bonus shares, shall be allotted and issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for a period of not less than the requisite period prescribed by the Ordinance and the Rules or such longer period as set by the Committee or for a longer period if so requested by the Grantee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award will be treated as a 102 Non-Trustee Award, all in accordance with the provisions of Section 102 and the Rules. After termination of the Required Holding Period, the Trustee may release such 102 Trustee Award and any such Shares, provided that: (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance; or (ii) the Trustee and/or the Company and/or its Affiliate withholds any applicable taxes due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares allotted or issued upon exercise of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise thereof prior to the payment in full of the Grantee’s tax liabilities arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above, together with the applicable fees of the Trustee.

7.5.	Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance and the Rules, which shall be deemed an integral part of the 102 Trustee Award and shall prevail over any term contained in the Plan or Option Agreement which is not consistent therewith. Any provision of the Ordinance, the Rules and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which, as determined by the Committee, are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Grantee. The Grantee granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and the Rules.

7.6.	During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period it will result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Option Agreement and any Applicable Law.

7.7.	If an option granted as a 102 Trustee Award is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Grantee. If such 102 Trustee Award is exercised after the expiration of the Required Holding Period, the Shares issued upon such exercise shall, at the election of the Grantee, either: (i) be issued in the name of the Trustee; or (ii) be issued to the Grantee, provided that the Grantee first complies with all applicable provisions of the Plan and all taxes with respect thereto shall have been fully paid to the ITA.

7.8.	The foregoing provisions of this Section 7 relating to 102 Trustee Awards shall not apply with respect to 102 Awards without a Trustee, which shall, however, be subject to the relevant provisions of Section 102 and the Rules.

7.9.	Upon receipt of a 102 Trustee Award, the Grantee will sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, or any 102 Trustee Award or Share granted to such Grantee thereunder.

8.	3(i) AWARD.

8.1.	Options granted pursuant to this Section 8 are intended to constitute a 3(i) Award and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Options under different tax laws or regulations.

8.2.	To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee prudent or advisable, the 3(i) Awards granted pursuant to the Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such 3(i) Awards in trust, until exercised by the Grantee, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will be entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon the exercise of 3(i) Awards.

8.3.	Upon receipt of a 3(i) Award that is issued to a Trustee, the Grantee will sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, or any 3(i) Award or Share granted to such Grantee thereunder.

9.	RESTRICTED SHARES.

The Committee may award Restricted Shares to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted Shares under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Committee shall from time to time approve. The Restricted Share Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Restricted Share Agreement:

9.1.	Number of Shares. Each Restricted Share Agreement shall state the number of Shares covered by an Award.

9.2.	Purchase Price. Each Restricted Share Agreement may state an amount of purchase price to be paid by the Grantee in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include, payment by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee. Any right to purchase Shares pursuant to this Section 9 shall automatically expire if not exercised by the Grantee within 30 days after the grant of such right was communicated to the Grantee by the Company. For the avoidance of doubt, and at the discretion of the Board, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Parent, Affiliate or Subsidiary prior to the award.

9.3.	Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for such period as may be required by the Ordinance.

9.4.	Adjustment of Performance Goals. The Committee may adjust performance goals to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances. The Committee also may adjust the performance goals by reducing the amount to be received by any Grantee pursuant to an Award if and to the extent that the Committee deems it appropriate.

9.5.	Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or service relationship with the Company or its Subsidiary or Affiliate shall terminate for any reason prior to the expiration of the vesting date or Restricted Period of an Award or prior to the payment in full of the purchase price of any Restricted Shares with respect to which the vesting date or the Restricted Period has expired, any shares remaining subject to vesting or restrictions or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited and shall be deemed transferred to, and reacquired by, or cancelled by, as the case may be, the Company or a Subsidiary at no cost to the Company or Subsidiary, subject to all Applicable Laws. Upon forfeiture of Restricted Shares, the Grantee shall have no further rights with respect to such Restricted Shares.

9.6.	Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 9.3 and Section 15 including the right to receive dividends with respect to such shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.	OTHER SHARE OR SHARE-BASED AWARDS.

The Committee may grant other Awards under the Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 9 hereof), cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all Shares in respect to which the right was granted exceeds the exercise price thereof. The Committee may, and it is hereby deemed to be an Award under the terms of the Plan, grant to Grantees (including Employees) the opportunity to purchase Shares of the Company in connection with any public offerings of the Company’s securities. Such other Share based Awards may be granted alone, in addition to, or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan.

11.	SUSPENSION OF EMPLOYMENT OR ENGAGEMENT

Unless the Board or the Committee provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any: (a) leave of absence which was pre-approved by the Company and continued vesting is expressly approved by the Company or if continued vesting is expressly required by Applicable Law; or (b) transfers between locations of the Company or between the Company, any Affiliate of the Company, or any respective successor thereof.

12.	VOTING PROXY.

Until immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or the Successor Corporation’s) shares, the right to vote any Shares acquired under this Plan pursuant to an Award shall, unless otherwise determined by the Board or the Committee, be given by the Grantee or the Trustee (if so requested from the Trustee and agreed by the Trustee), as the case may be, pursuant to an irrevocable proxy, to the person or persons designated by the Board. All Awards granted hereunder shall be conditioned upon the execution of such irrevocable proxy. So long as any such Shares are held by a Trustee (and unless a proxy was given by the Trustee as aforesaid), such Shares shall be voted by the Trustee, and unless the Trustee is directed otherwise by the Board, such Shares shall be voted in the same proportion as the result of the Shareholder vote at the Shareholders meeting or written consent in respect of which the Shares held by the Trustee are being voted. Any irrevocable proxy granted pursuant hereto shall be of no force or effect immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or the Successor Corporation’s) shares.

13.	EFFECT OF CERTAIN CHANGES.

13.1.	General. In the event of a subdivision of the outstanding share capital of the Company, any payment of a stock dividend (distribution of bonus shares), a reorganization (which may include a combination or exchange of shares), a consolidation, a stock split, a reverse stock split, a reclassification or other similar occurrence, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, the Committee shall make proportionate adjustments in each of: (i) the number of Shares available for future grants of Awards; (ii) the number of Shares covered by outstanding Awards; and (iii) the exercise price per share covered by any Award; provided, however, that in each case any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share and that the Company shall have no obligation to make any cash or other payment with respect to such fractional shares.

13.2.	In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Shares, a recapitalization, a spin-off or other corporate divestiture or division, or a similar occurrence, the Board at its sole discretion may make appropriate adjustments in one or more of: (i) the number of Shares available for future grants of Awards; (ii) the number of Shares covered by each outstanding Award; or (iii) the exercise price under each outstanding Award; provided, however, that in each case the aggregate exercise price for all Awards shall not change.

13.3.	Merger and Sale of Company. Unless otherwise determined by the Board or the Committee, and specifically provided in the respective Option Agreement, in the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the Company; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation; or (v) such other transaction that is determined by the Committee to be a transaction having a similar effect (all such transactions being herein referred to as a “Merger/Sale”), then, without the Grantee’s consent and action:

13.3.1.	The Committee in its sole and absolute discretion may cause that any Award then outstanding shall (i) be continued or (ii) be assumed or an equivalent Award shall be substituted by such successor corporation of the Merger/Sale or any Parent or Affiliate thereof as determined by the Board in its discretion (the “Successor Corporation”), under substantially the same terms as the Award; For the purposes of this Section 13.3.1, the Award shall be considered assumed if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether stock, cash, or other securities or property) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), which may be subject to vesting and other terms as determined by the Committee in its discretion, or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, which may be subject to vesting and other terms as determined by the Committee in its discretion. The foregoing shall not limit the Committee authority to determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for any other type of asset or property, including under Section 13.3.2 hereunder.

13.3.2.	In the event that the Awards are not continued, assumed or substituted by an equivalent Award, then the Committee may (but shall not be obligated to), in lieu of such continuation, assumption or substitution of the Award and in its sole discretion, (i) provide for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares, including Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, including the cancellation of all unexercised Awards upon closing of the Merger/Sale; and/or (ii) provide for the cancellation of each outstanding Award at the closing of such Merger/Sale, and payment to the Grantee of an amount in cash as determined by the Committee to be fair in the circumstances (taking into consideration the value of each Share covered by the vested portion of any Award as reflected under the terms of the Merger/Sale, and the Exercise Price of each Share covered by such vested portion of such Award), and subject to such terms and conditions as determined by the Committee.

13.3.3.	Notwithstanding the foregoing, in the event of a Merger/Sale, the Committee may determine, in its sole discretion, that upon completion of such Merger/Sale, the terms of any Award be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate, including that the Award shall confer the right to purchase or receive any other security or asset, or any combination thereof, or that its terms be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate. Neither the authorities and powers of the Committee under this Section 13.3.3, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan.

13.4.	Reservation of Rights. Except as expressly provided in this Section 13 the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend (bonus shares), any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or shares of another company. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.	NET EXERCISE.

14.1.	The Exercise Price of each Share subject to an Option shall be payable upon the exercise of an Option in the following acceptable forms of payment:

(i)	cash, check or wire transfer; or

(ii)	the Board or the Committee at its sole discretion may determine that instead of issuing one Share as a result of the exercise of each one Option, the Grantee will exercise part or all of vested Options through a “Net Exercise” method, so that the Grantee will be entitled to receive pursuant to the exercise of the Options only the number of Shares representing the benefit component in the Options, based on the following formula, in exchange to paying only the par value of the Share (unless the Board decided otherwise, in its sole discretion, according to the provisions of section 304 to the Companies Law). For the avoidance of doubt, according to the said exercise method, the Grantee will not be required to actually pay the Purchase Price which is used only for calculating the benefit component:

X = number of Shares to be issued pursuant to Net Exercise;

Y = the number of vested exercisable Options that the Grantee wishes to exercise into Shares;

A = the Fair Market Value of the Share at the date of exercise;

B = the Exercise Price;

N = the par value of the Share.

At the discretion of the Board or the Committee, the Board or Committee may decide of any combination of the methods of payment permitted by any paragraph of this Section 1414.

15.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

15.1.	All Shares granted hereunder (or issued pursuant to the exercise of any Award) shall not be transferable otherwise than as set forth in the articles of association of the Company, as amended from time to time. Unless otherwise approved by the Committee, all Awards granted under the Plan, other than Shares, shall not be transferable otherwise than by will or by the laws of descent and distribution. Any transfer or disposition of Awards not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or any property settlement) shall be null and void.

15.2.	Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his/her guardian or legal representative, to the extent provided for herein. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

16.	CONDITIONS UPON ISSUANCE OF SHARES.

16.1.	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award, unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws as determined by counsel to the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.2.	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Company.

17.	MARKET STAND-OFF.

17.1.	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, the Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters: (i) lend, offer, pledge, sell, contract to sell, sell any Award or contract to purchase, purchase any Award or contract to sell, grant any Award, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares acquired under this Plan or any securities of the Company (whether or not such Shares acquired under this Plan); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares acquired under this Plan, whether any such transaction described in (i) or (ii) above is to be settled by delivery of Shares acquired under this Plan or such other securities, in cash or otherwise. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the effective date of the registration statement relating to such offering, as may be requested by the Company or such underwriters, however in any event, such period shall not exceed 180 days (in the case of the Company’s first underwritten offering of its Shares) following the effective date of such registration statement; or 90 days (in the case of a registration statement thereafter), plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions upon: (i) the publication or other distribution of research reports; or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules.

17.2.	In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

17.3.	In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period.

17.4.	The underwriters in connection with a registration statement so filed are intended to be third party beneficiaries of this Section 17 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

17.5.	The Market Stand-Off shall not apply to Shares registered in any such public offering under the Securities Act.

18.	AWARD AGREEMENT

The grant of each Award is subject to and conditioned upon the signing of all documents required pursuant to Applicable Law and under the Plan, including the respective Option Agreement or Award agreement, by the Grantee.

19.	AGREEMENT BY GRANTEE REGARDING TAXES.

19.1.	As a condition of exercise of an Award, the release of Shares by the Trustee or the expiration of the Restricted Period, a Grantee shall agree that, no later than the date of such occurrence, he will pay to the Company or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes of any kind required by Applicable Law to be withheld or paid.

19.2.	ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OF ANY AWARD OR FROM ANY OTHER ACTION OF THE GRANTEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES, PARENT AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

19.3.	THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE. IN ADDITION, THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES.

19.4.	The Company or any of its Subsidiary, Parent or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company or any of its Subsidiary, Parent or Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation: (i) requiring Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

19.5.	Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

19.6.	With respect to 102 Trustee Awards, if the Grantee ceases to be employed by the Company or any of its Affiliate, the Grantee shall extend to the Company and/or its Affiliate with whom the Grantee is employed a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

20.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.

20.1.	A Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the issuance of a share certificate to the Grantee for such Shares. With respect to Options under 102 Awards or 3(i) Option Awards (if such Share Options are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to any Shares covered by such Award until the date of the issuance of a share certificate to the Grantee for such Shares or to the Trustee for the Grantee’s benefit, and the Grantee shall have no rights as a Shareholder of the Company with respect to any Shares covered by an Option under 102 Awards or 3(i) Option Awards until the date of the release of such Shares from the Trustee to the Grantee and the issuance of a share certificate to the Grantee for such Shares (provided however, that as of the date of the exercise of such Options and/or the issuance of the Shares, the holder of the Shares will be entitled to receive dividends and/or bonus shares, to the extent applicable with respect to such issued Shares, subject to any applicable taxation, and when applicable subject to the provisions of Section 102 and the Rules, regulations or orders promulgated thereunder). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 13 hereof.

20.2.	With respect to all Shares issued in the form of Awards hereunder or upon the exercise of Awards hereunder, any and all voting rights attached to such Shares shall be subject to Section 13, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s articles of association, as amended from time to time, and subject to any Applicable Law.

20.3.	In any event of a cash dividend by the Company to its shareholders holding ordinary shares of the Company, within the period an Award was granted to a Grantee to the date of conversion of such Award to shares of the Company, the Exercise Price of the Options will be adjusted to the full amount of dividend paid for each share of the Company on the day of the “ex-dividend”, provided that the Exercise Price shall not fall below the par value of the Shares. Such adjustment will be applicable to any Award granted by the Company (including in respect of Awards which the Grantee was not entitled to exercise on the determining date for the payment of the dividend).

20.4.	Subject to the provisions of the Plan, the underlying Shares shall not be protected against dilution in any manner whatsoever, unless otherwise determined by the Board or under this Plan.

20.5.	The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

21.	NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, granting any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares.

22.	NO RETENTION RIGHTS.

Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any of its Subsidiaries, Parent or Affiliates or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary, Parent or Affiliate to terminate such Grantee’s employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary, Parent or Affiliate thereof.

23.	PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date, provided that the Board may extend the term of the Plan upon any increase of the number of Shares reserved for the grant of Awards under the Plan. From the tenth (10th) anniversary of the Effective Date no grants of Awards may be made and the Plan shall continue to be in full force and effect solely with respect to such Awards that remain outstanding. The Plan shall terminate at such time after the tenth (10th) anniversary of the Effective Date that no Awards remain outstanding.

24.	TERM OF AWARD.

Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 6.6, or 6.7 hereof, if any Award, or any part thereof, has not been exercised and the Shares covered thereby not paid for within the term of the Award as determined by the Committee, which in any event shall not exceed ten (10) years after the date on which the Award was granted, as set forth in the Award Agreement in the Grantee’s Award, such Award, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall expire. In the case of Shares held by a Trustee, the Grantee shall elect whether to release such Shares from trust or sell the Shares and upon such release or sale such trust shall expire.

25.	APPROVAL.

25.1.	The Plan shall take effect upon its adoption by the Board (the “Effective Date”) and shall terminate on the tenth (10th) anniversary of such adoption by the Board or approval by the shareholders, whichever is earlier.

25.2.	No 102 Award shall be granted under the Plan until the lapse of at least thirty (30) days following submission of the Plan for the approval of the ITA and receipt by the Company of all approvals thereof.

26.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, whether retroactively or prospectively; provided, however, that, unless otherwise determined by the Board, an amendment which requires Shareholder approval in order for the Plan to continue to comply with any Applicable Law shall not be effective unless approved by the requisite vote of Shareholders, and provided further that except as provided in Section 13, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the respective Grantee is obtained.

27.	RULES PARTICULAR TO SPECIFIC COUNTRIES.

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to a particular country by means of an appendix to the Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of the Plan, the provisions of the appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Award granted to a Grantee under the jurisdiction of the specific country that is the subject of the appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country. The adoption of any such appendix shall be subject to the approval of the Board or Committee, and if required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the Shareholders of the Company at the required majority.

28.	GOVERNING LAW; JURISDICTION.

28.1.	The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax laws, regulations and rules in any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of the State of Israel, shall be construed in accordance with such other laws.

28.2.	The competent courts located in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted.

29.	NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to Shareholders of the Company for approval (to the extent required under Applicable Law), shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees generally, or to any class or group of Employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any Retirement, pension, savings and share purchase plan, insurance, death and Disability benefits and executive short-term or long-term incentive plans.

30.	MISCELLANEOUS.

30.1.	Additional Terms. Each Award awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

30.2.	Severability. If any provision of the Plan or any Option Agreement, Restricted Share Agreement, or other Award related agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the Applicable Law as it shall then appear.

30.3.	Captions and Titles. The use of captions and titles in this Plan or any Option Agreement, Restricted Share Agreement or other Award related agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.

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